UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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MORPHIC HOLDING, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Morphic Holding, Inc. to be held virtually via a live webcast by visiting www.virtualshareholdermeeting.com/MORF2021 on Wednesday, June 16, 2021 at 1:00 p.m. (Eastern Time). We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the coronavirus (COVID-19) situation. As a result of COVID-19, we have decided to hold the Annual Meeting solely by means of remote communication via live webcast. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual Annual Meeting. We intend to hold the 2022 Annual Meeting of Stockholders in person next year.
The Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the internet. We have elected to do so, thus reducing the environmental impact and lowering the costs of printing and distributing proxy materials without impacting your timely access to this important information. On or about April 30, 2021, we expect to mail a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy statement for our 2021 Annual Meeting of Stockholders and our 2020 Annual Report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email, if desired.
The matters to be acted upon at the meeting are described in the accompanying notice of Annual Meeting and proxy statement.
Your vote is important.
Whether or not you plan to attend the meeting virtually, please vote on the internet or by telephone, or request, sign and return a proxy card to ensure that your shares are represented at the meeting.

Sincerely,

Praveen P. Tipirneni, M.D.
Chief Executive Officer

MORPHIC HOLDING, INC.
35 Gatehouse Drive, A2
Waltham, Massachusetts 02451
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 16, 2021
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders of Morphic Holding, Inc. will be held virtually via a live webcast by visiting www.virtualshareholdermeeting.com/MORF2021 on Wednesday, June 16, 2021 at 1:00 p.m. (Eastern Time). We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the coronavirus (COVID-19) situation. As a result of COVID-19, we have decided to hold the Annual Meeting solely by means of remote communication via live webcast during which you will be able to participate, vote and ask questions. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual Annual Meeting. We intend to hold the 2022 Annual Meeting of Stockholders in person next year.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect three Class II directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 21, 2021 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting by contacting our Corporate Secretary in writing at Morphic Holding, Inc., 35 Gatehouse Drive A2, Waltham, MA 02451.
Your vote as a Morphic Holding, Inc. stockholder is very important. Each share of common stock that you own represents one vote.
For questions regarding your stock ownership, you may contact Chris Erdman at 1-781-996-0955 or chris.erdman@morphictx.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A. by email through their website at www.computershare.com or by phone 1-800-736-3001. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Praveen P. Tipirneni, M.D.
Chief Executive Officer
Waltham, Massachusetts
April 30, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 16, 2021: the Proxy Statement and our 2020 Annual Report on Form 10-K are available at https://morphictx.gcs-web.com/sec-filings.

MORPHIC HOLDING, INC.
PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

MORPHIC HOLDING, INC.
35 Gatehouse Drive, A2
Waltham, Massachusetts 02451
PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
June 16, 2021
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the Board of Directors of Morphic Holding, Inc., or the Company, for use at the Company’s 2021 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually via a live webcast by visiting www.virtualshareholdermeeting.com/MORF2021 on Wednesday, June 16, 2021 at 1:00 p.m. (Eastern Time). We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the coronavirus (COVID-19) situation. As a result of COVID-19, we have decided to hold the Annual Meeting solely by means of remote communication via live webcast during which you will be able to participate, vote and ask questions. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual Annual Meeting. We intend to hold the 2022 Annual Meeting of Stockholders in person next year.
INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules adopted by the Securities and Exchange Commission, or SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies to each stockholder. On or about April 30, 2021, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.
This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
GENERAL INFORMATION ABOUT THE MEETING
Purpose of the Meeting
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.
Record Date; Quorum
Only holders of record of common stock at the close of business on April 21, 2021, the record date, will be entitled to vote at the meeting. At the close of business on April 21, 2021, 36,141,007 shares of common stock were outstanding and entitled to vote.
The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION
Voting Rights; Required Vote
Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 21, 2021, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.
Stockholder of Record: Shares Registered in Your Name. If on April 21, 2021, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 21, 2021, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.
Each director will be elected by a plurality of the votes cast at the meeting. This means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal.
A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors, or the ratification of the appointment of Ernst & Young LLP. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors or the ratification of the appointment of Ernst & Young LLP, but are counted in the determination of a quorum.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting
The Board of Directors recommends that you vote FOR ALL NOMINEES the election of each of the Class II directors named in this proxy statement (Proposal 1) and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2).
None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1.

Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:

•	vote through the internet or by telephone - in order to do so, please follow the instructions shown on your proxy card; or
•
vote online at the Annual Meeting – attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/MORF2021. You will need the control number included on your proxy card; or

•	vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.
Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 16, 2021. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;

•	voting again through the internet or by telephone; or
•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Electronic Access to the Proxy Materials
The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the internet;
•	instruct us to mail paper copies of our future proxy materials to you; and
•	instruct us to send our future proxy materials to you electronically by email.
Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.
Implications of Being an “Emerging Growth Company”
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earliest of (1) December 31, 2024; (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at https://investor.morphictx.com/corporate-governance.
Board Composition and Leadership Structure
The positions of Chief Executive Officer and Chairman of our Board of Directors are held by two different individuals (Praveen P. Tipirneni, M.D. and Gustav Christensen, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chairman leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.
Board’s Role in Risk Oversight
Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.
Director Independence
Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees must be an “independent director”. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.
Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Susannah Gray, Nilesh Kumar, Martin Edwards, Amir Nashat, Timothy A. Springer, Norbert Bischofberger, Joseph P. Slattery, CPA, and Gustav Christensen, representing eight of our nine continuing directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.
Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://investor.morphictx.com/corporate-governance.
Audit Committee
Our Audit Committee currently comprises Vikas Goyal, Susannah Gray, Nilesh Kumar and Joseph P. Slattery, CPA. After the 2021 Annual Meeting, our Audit Committee will comprise Susannah Gray, Nilesh Kumar and Joseph P. Slattery, CPA. Mr. Slattery is and will continue to serve as the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Slattery is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;
•	the qualifications, independence and performance of our independent auditors;
•	the preparation of the audit committee report to be included in our annual proxy statement;
•	our compliance with legal and regulatory requirements;
•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements; and
•	reviewing and approving related-person transactions.
Compensation Committee
Our Compensation Committee comprises Norbert Bischofberger and Gustav Christensen who is also the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

•	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
•	evaluating and recommending non-employee director compensation arrangements for determination by our Board of Directors;
•	administering our cash-based and equity-based compensation plans; and
•	overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.
The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.
The Compensation Committee engaged an independent executive compensation consulting firm, Radford, an AON Hewitt company, or Radford, to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for the fiscal year ended December 31, 2020. Specifically, Radford was engaged to:

•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
•	review and assess our current director, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
•	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
•	review market practices regarding equity programs.

Representatives of Radford met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2020, Radford worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Radford during the fiscal year ended December 31, 2020 raised any conflict of interest.
Nominating and Governance Committee
Our Nominating and Governance Committee comprises Gustav Christensen, Nilesh Kumar and Amir Nashat. Dr. Kumar is the Chair of our Nominating and Governance Committee. Our Nominating and Governance Committee is responsible for, among other things:

•	identifying, considering and recommending candidates for membership on our Board of Directors
•	overseeing the process of evaluating the performance of our Board of Directors; and
•	advising our Board of Directors on other corporate governance matters.
Codes of Conduct and Ethics
Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website at https://investor.morphictx.com/corporate-governance.
Board and Committee Meetings and Attendance
The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2020, the Board of Directors held meetings six times including through telephonic meetings, and acted by unanimous written consent two times; the Audit Committee met five times, including through telephonic meetings, and acted by unanimous written consent one time; the Compensation Committee met three times, including through telephonic meetings and acted by unanimous written consent three times, and the Nominating and Governance Committee met one time through a telephonic meeting and acted by unanimous written consent one time. During 2020, none of the directors, other than Dr. Nashat, attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.
Board Attendance at Annual Stockholders’ Meeting
We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors.

Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairman) may do so by letters addressed to:
Morphic Holding, Inc.
c/o Corporate Secretary
35 Gatehouse Drive A2
Waltham, MA 02451
All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.
Considerations in Evaluating Director Nominees
The Nominating and Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.
The Nominating and Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.
In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.
Stockholder Recommendations for Nominations to the Board of Directors
The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.11 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Morphic Holding, Inc., 35 Gatehouse Drive, A2, Waltham, MA 02451.

Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Governance Committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee.

All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 75th day nor earlier than the close of business on the 105th day prior to the anniversary of the preceding year’s annual meeting, except that in the case of our first annual meeting following our initial public offering or if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices (1) not earlier than the close of business on the 105th day prior to the currently proposed annual meeting and (2) not later than the close of business on the later of the 75th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS
Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class II will stand for election at this meeting. The terms of office of directors in Class III and Class I do not expire until the annual meetings of stockholders to be held in 2022 and 2023, respectively. Our Nominating and Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Gustav Christensen, Susannah Gray, Martin Edwards and Amir Nashat, each an incumbent Class II director, for election as Class II directors at the Annual Meeting. At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the Class II nominees be elected as a Class II director for a three-year term expiring at the annual meeting of stockholders to be held in 2024 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.
Each director will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the four individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors.
Nominees to the Board of Directors
The nominees and their ages as of December 31, 2020 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Gustav Christensen (1)(3)	73	Class II Director
Susannah Gray (2)	60	Class II Director
Martin Edwards	65	Class II Director
Amir Nashat, Sc.D.(3)	47	Class II Director

(1)	Member of our Compensation Committee
(2)	Member of our Audit Committee
(3)	Member of our Nominating and Governance Committee
Gustav Christensen has served as a member of our board of directors since January 2016. Mr. Christensen was most recently the President and Chief Executive Officer and director at Dyax Corp., a biopharmaceutical company, where he worked from April 2007 to February 2016. Prior to joining Dyax, Mr. Christensen was a Managing Director at Apeiron Partners, LLC, a boutique life sciences firm, where he worked from 2005 until 2007. Mr. Christensen received his M.Sc. in Economics from the University of Aarhus (Denmark) and his M.B.A. from Harvard Business School. We believe that Mr. Christensen is qualified to serve on our board of directors due to his extensive management and business experience in the life sciences industry and in the commercialization of pharmaceutical products.
Susannah Gray, MBA, has served as a member of our board of since April 2021. Ms. Gray has served as the Executive Vice President and Chief Financial Officer of Royalty Pharma, the largest aggregator of pharmaceutical royalty interests worldwide, from January 2005 to December 2018. Ms. Gray took on additional responsibility as the head of Strategy of Royalty Pharma from December 2018 to September 2019. Prior to joining Royalty Pharma, Ms. Gray had a 14-year career in banking, working in various capacities within high yield and structured finance departments of Chase Securities, Merrill Lynch and CIBC World Markets. Ms. Gray currently serves as a member of the board of directors, a member of the audit committee and the chairperson of the compensation committee of 4D Molecular Therapeutics, and also serves as a member of the board of directors and the chairperson of the audit committee of Maravai Life Sciences. Ms. Gray also serves as a member the boards of Wesleyan University, the Susan G. Komen Foundation, the German Marshall Fund and StreetSquash. Ms. Gray received a B.A., with honors, from Wesleyan University in 1982 and an M.B.A. from Columbia University in 1990. We believe Ms. Gray is qualified to serve as a member of our board of directors based on her experience in corporate finance and capital markets and previous experience in investment banking covering the healthcare sector.

Martin Edwards has served as a member of our Board since December 2020. From 2003 until September 2020, Dr. Edwards has held various positions at Novo Holdings A/S, a life sciences investor, and most recently as Senior Partner (part time) at Novo Ventures, the venture capital arm of Novo A/S. Earlier in his career, he was Corporate VP and Global Head of Drug Development for Novo Nordisk A/S, where he led pre-clinical and clinical drug development. Prior to this role, Dr. Edwards was Chief Executive Officer of ReNeuron Ltd. and Chief Medical Officer/Vice President at Zymogenetics. He is currently on the board of directors of KalVista Pharmaceuticals, Inc., Verona Pharma, Reata Pharmaceuticals Inc. and Inozyme Pharma Inc. He was also the Chairman and a director of Vantia Ltd., a private pharmaceutical company. Dr. Edwards was trained in physiology and medicine at the University of Manchester, where he obtained his MBChB. He was elected a Member of the Royal College of Physicians, a Member with distinction of the Royal College of General Practitioners, a Fellow of the Faculty of Pharmaceutical Medicine and holds a MBA from the University of Warwick. In 2009, Dr. Edwards was made Adjunct Professor at CBS SIMI in Copenhagen. We believe Dr. Edwards is qualified to serve on our Board because of his extensive experience and knowledge in the biotechnology industry.
Amir Nashat, Sc.D. previously served as a member of our board of directors from June 2015 through June 2016 and has served as a member of our board of directors since June 2017. Dr. Nashat is a managing partner at Polaris Partners, a venture capital firm, where he has worked since 2002. Dr. Nashat was also the founding Chief Executive Officer of Living Proof, Inc. and Sun Catalytix Corporation. Dr. Nashat currently represents Polaris as a director of Fate Therapeutics, Inc., Selecta Biosciences Inc., Scholar Rock Holding Corporation, and Syros Pharmaceuticals, Inc., as well as on the boards of directors of several private companies. Dr. Nashat was previously a director of aTyr Pharma, Inc. Dr. Nashat also serves on the Partners Innovation Fund, the Investment Advisory Committee for The Engine at MIT, and helped launch the MIT Sandbox Innovation Fund as its active President. Dr. Nashat previously served on the Board of the New England Venture Capital Association. Dr. Nashat received an M.S. and B.S. in Materials Science and Mechanical Engineering from the University of California, Berkeley and a Sc.D. as a Hertz Fellow in Chemical Engineering at the Massachusetts Institute of Technology with a minor in Biology under Dr. Robert Langer. We believe that Dr. Nashat's biotechnology investment experience qualifies him to serve on our board of directors.
Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Norbert Bischofberger, Ph.D.(1)	65	Class I Director
Joseph P. Slattery, CPA(2)	55	Class I Director
Timothy A. Springer, Ph.D.	72	Class I Director
Nilesh Kumar, Ph.D.(2)(3)	44	Class III Director
Praveen Tipirneni, M.D,	52	Class III Director

(1)	Member of our Compensation Committee
(2)	Member of our Audit Committee
(3)	Member of our Nominating and Governance Committee

Norbert Bischofberger, Ph.D. has served as a member of our board of directors since June 2019. Dr. Bischofberger has served as President and Chief Executive Officer of Kronos Bio, Inc., a biotechnology company, since August 2018. From August 1990 to August 2018, Dr. Bischofberger held various positions at Gilead Sciences, a biopharmaceutical company, and most recently served Gilead as Executive Vice President, Research and Development and Chief Scientific Officer. Prior to Gilead, Dr. Bischofberger served as a Senior Scientist in the DNA Synthesis group at Genentech, Inc., a biotechnology company, from 1986 to 1990. Dr. Bischofberger received a Ph.D. in Organic Chemistry from the Eidgenossische Technische Hochschule in Zurich, Switzerland and an M.S. in Chemistry from the University of Innsbruck. We believe that Dr. Bischofberger is qualified to serve on our board of directors because of his extensive management and research experience in the biopharmaceutical industry.

Joseph P. Slattery, CPA has served as a member of our board of directors since May 2019. From October 2013 through December 2019, he served as Executive Vice President and Chief Financial Officer of TransEnterix, Inc., a medical device company. Mr. Slattery served as Executive Vice President and Chief Financial Officer at Baxano Surgical Inc., a minimally invasive spinal surgery company, from April 2010 to September 2013. From February 1996 to August 2007, he served in finance and accounting roles including Chief Financial Officer and Senior Vice President of Finance and Information Systems of Digene Corp., a molecular diagnostics company acquired by Qiagen, N.V. in 2007. Currently, he serves on the boards of directors of Replimune Group, Inc. and certain private companies. Mr. Slattery earned a B.S. in Accounting from Bentley University and is a certified public accountant. We believe that Mr. Slattery is qualified to serve on our board of directors due to his extensive finance and business experience in the life sciences industry.
Timothy A. Springer, Ph.D. founded our company in August 2014 and has served as a scientific advisor to us and as a member of our board of directors since June 2015. Since 1989, Dr. Springer has served as the Latham Family Professor at Harvard Medical School. He has also served as Senior Investigator in the Program in Cellular and Molecular Medicine at Boston Children's Hospital since 2012, and as a Professor of Biological Chemistry and Molecular Pharmacology at Harvard Medical School and Professor of Medicine at Boston Children's Hospital since 2011. Dr. Springer was the Founder of LeukoSite, a biotechnology company acquired by Millennium Pharmaceuticals in 1999. Additionally, he is a founder and investor in Scholar Rock Holding Corporation and served as a member of its board from October 2012 to May 2019. He has also served Selecta Biosciences Inc. as a scientific advisor since December 2008 and as a member of its board since June 2016. Dr. Springer is a member of the National Academy of Sciences and his honors include the Crafoord Prize, the American Association of Immunologists Meritorious Career Award, the Stratton Medal from the American Society of Hematology, and the Basic Research Prize from the American Heart Association. Dr. Springer received a B.A. in Biochemistry from the University of California, Berkeley, and a Ph.D. in Biochemistry and Molecular Biology from Harvard University. We believe that Dr. Springer is qualified to serve on our board of directors because of his extensive knowledge of the integrin field and his investment, business and board experience with biopharmaceutical companies.

Nilesh Kumar, Ph.D. has served as a member of our board of directors since December 2018. Dr. Kumar has been a Partner at Novo Ventures (US), Inc., which provides consulting services to Novo Holdings A/S, a venture capital fund, since January 2017, and before that, a Senior Principle since April 2015. Prior to Novo Ventures, Dr. Kumar held various positions in the Merck KGaA family of companies since 2009, culminating in the position of Senior Investment Director, where he led venture investments and strategic licensing transactions in the field of oncology and autoimmune diseases. Dr. Kumar also serves on the boards of directors of several private companies and previously served on the board of Milestone Pharmaceuticals, Inc. Dr. Kumar received a B.A. in Natural Sciences from Cambridge University, a Ph.D. in Chemistry from Harvard University and an M.B.A. from Harvard Business School. We believe that Dr. Kumar is qualified to serve on our board of directors because of his venture capital experience, his extensive experience in the pharmaceutical industry and his educational background.

Praveen P. Tipirneni, M.D. has served as our President and Chief Executive Officer and a member of our board of directors since July 2015. Previously, he served as the Senior Vice President of Corporate Development and Global Strategy at Cubist Pharmaceuticals, Inc., a biotechnology company focused on antibiotics, from November 2002 to February 2015. Prior to Cubist Pharmaceuticals, Dr. Tipirneni also held management positions at Sun Microsystems, Inc., Covad Communications Group and Deltagen, Inc. Dr. Tipirneni received a B.A. in Mechanical Engineering from Massachusetts Institute of Technology, an M.D. from McGill University and an M.B.A. from the Wharton School of Business of the University of Pennsylvania. We believe that Dr. Tipirneni is qualified to serve on our board of directors because of his experience with biotechnology companies, including working with and serving in various executive positions in life sciences companies.
Family Relationships
There are no familial relationships among any of our directors and executive officers.
Non-Employee Director Compensation
For the year ended December 31, 2020, our non-employee directors received the following compensation:

•	Prior to July 2019, we did not have a formal policy to provide any cash or equity compensation to our non-employee directors for their service on our Board of Directors or committees of our Board of Directors. In connection with our initial public offering, our Board of Directors approved the grant of an option to purchase 24,000 shares of our common stock to automatically be made to each of our non-employee directors upon the pricing of our initial public offering. Each such option vests as follows: 25% will vest on the first anniversary of the date of grant and the remaining 75% will vest in 8 substantially equal quarterly installments on each quarterly anniversary of the first anniversary of the date of grant, such that the grant will become fully vested and exercisable on the three-year anniversary of the date of grant, subject to the director's continued service on each applicable vesting date.
•	Following our initial public offering, the following compensation program for our non-employee directors was adopted by our Board of Directors, which was paid quarterly in arrears and was pro-rated for partial quarters served:
o
Cash Compensation. The program provides an annual cash retainer of $35,000 to each non-employee director. Additionally, the Chairman of our Board of Directors receives an additional annual payment of $30,000; the Chairmen of our Audit, Compensation and Nominating and Governance Committee receive an additional annual payment of $15,000, $10,000 and $8,000 respectively; and the members of our Audit, Compensation and Nominating and Governance Committee receive an additional annual payment of $7,500, $5,000 and $4,000 respectively.

o
Equity Compensation. Each new non-employee director who joins our Board of Directors will, unless the Board of Directors determines that such grant will not be made automatically, be automatically granted an option to purchase 24,000 shares of our common stock (or such other number of shares of our common stock as may be determined by our board of directors from time to time, subject to the limits set forth in the 2019 Equity Incentive Plan) upon the director's initial appointment to our board of directors. Such grant will vest as follows: 25% will vest on the first anniversary of the date of grant and the remaining 75% will vest in eight substantially equal quarterly installments on each quarterly anniversary of the first anniversary of the date of grant, such that the grant will become fully vested and exercisable on the three-year anniversary of the date of grant, subject to the director's continued service on each applicable vesting date. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our Board of Directors immediately following such meeting will receive an option grant to purchase 12,000 of shares of our common stock, which grant will vest on the one-year anniversary of the date of the grant, such that the grant will become fully vested and exercisable on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of our stockholders, subject to the director's continued service on each applicable vesting date.

Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.
The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2020. Our President and Chief Executive Officer, Dr. Tipirneni, receives no compensation for his service as a director. Other than as described below, none of our non-employee directors received any fees or reimbursement of any expenses (other than customary expenses in connection with the attendance of meetings of our board of directors) or any equity or non-equity awards in the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Norbert Bischofberger, Ph.D. (2)	40,000	187,849	227,849
Gustav Christensen (3)	70,000	187,849	257,849
Martin Edwards (4)	2,917	519,374	522,291
Vikas Goyal (5)	42,500	187,849	230,349
Nilesh Kumar, Ph.D.	—	—	—
Amir Nashat, Sc.D. (6)	40,000	187,849	227,849
Joseph P. Slattery, CPA (7)	50,000	187,849	237,849
Timothy Springer, Ph.D. (8)	35,000	187,849	222,849
Otello Stampacchia, Ph.D. (9)	45,000	187,849	232,849

(1)
The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the director during the year ended December 31, 2020 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 8 to the audited consolidated financial statements included in the Form 10-K for the year ended December 31, 2020. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.

(2)	As of December 31, 2020, Dr. Bischofberger had options to purchase 36,000 shares of the Company's common stock.
(3)	As of December 31, 2020, Mr. Christensen had options to purchase 36,000 shares of the Company's common stock.
(4)	On December 1, 2020, Dr. Edwards was appointed to the Board. As of December 31, 2020, Dr. Edwards had options to purchase 24,000 shares of the Company's common stock.
(5)	As of December 31, 2020, Mr. Goyal had options to purchase 36,000 shares of the Company's common stock.
(6)	As of December 31, 2020, Dr. Nashat had options to purchase 36,000 shares of the Company's common stock.
(7)	As of December 31, 2020, Mr. Slattery had options to purchase 36,000 shares of the Company's common stock.
(8)	As of December 31, 2020, Dr. Springer had options to purchase 130,288 shares of the Company's common stock. In December 2019, we entered into a consulting agreement with Dr. Springer to provide advisory services related to our research and development programs for a period of three years. Pursuant to the terms of the consulting agreement, we granted Dr. Springer a stock option to purchase 90,000 shares. For additional information regarding Dr. Springer's consulting arrangement with us, see the section entitled “Certain Relationships and Related Party Transactions — Transactions with Timothy A. Springer, Ph.D.”
(9)	As of December 31, 2020, Dr. Stampacchia had options to purchase 36,000 shares of the Company's common stock. Dr. Stampacchia has resigned from the Board, effective April 27, 2021.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS II DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2021. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2020 and 2019. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.
The following table presents fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2020 and 2019.

Fee Category	2020	2019
Audit Fees (1)	$700,000	$1,411,411
Audit-Related Fees	—	—
Total Fees	$700,000	$1,411,411

(1)	Audit fees for 2020 and 2019 consist of fees for the audit of our consolidated financial statements and the review of our interim financial statements, consultations on accounting matters directly related to the audit, and comfort letter procedures in connection with financing activities and the IPO.
Principal Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Morphic’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Morphic’s independent registered public accounting firm, (3) the performance of Morphic’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the Board of Directors.
Management is responsible for the preparation of Morphic’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Morphic’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Morphic Holding, Inc. for the fiscal year ended December 31, 2020. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards of the PCAOB. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of Morphic Holding, Inc be included in Morphic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF MORPHIC HOLDING INC.
Joseph P. Slattery, CPA, Chair
Vikas Goyal
Nilesh Kumar

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2021, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors or director nominees;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
Percentage ownership of our common stock is based on 36,207,114 shares of our common stock outstanding on April 1, 2021. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of April 1, 2021 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Morphic Holding, Inc., 35 Gatehouse Drive, A2, Waltham, Massachusetts 02451.

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders
EcoR1 Capital, LLC (1)	2,839,884	7.8%
FMR LLC (2)	4,668,745	12.9%
Novo Holdings A/S (3)	2,645,446	7.3%
Omega Fund V, L.P. (4)	2,258,857	6.2%
Polaris Entities (5)	2,322,946	6.4%
Springer Entities (6)	5,343,378	14.7%

Executive Officers and Directors
Praveen P. Tipirneni, M.D. (7)	939,251	2.6%
Marc Schegerin, M.D. (8)	74,395	*
Peter G. Linde, M.D. (9)	70,552	*

Norbert Bischofberger, Ph.D. (10)	12,750	*
Gustav Christensen (11)	113,267	*
Martin Edwards	—	*
Vikas Goyal (12)	13,750	*
Susannah Gray (13)	—	*
Nilesh Kumar, Ph.D.	—	*
Amir Nashat, Sc.D. (14)	2,335,696	6.5%
Joseph P. Slattery, CPA (15)	19,417	*
Timothy A. Springer, Ph.D. (6)	5,343,378	14.7%
Otello Stampacchia, Ph.D. (16)	2,271,607	6.3%
All current executive officers and directors as a group (15 persons) (17)	11,670,827	31.4%
*    Represents beneficial ownership of less than one percent.

(1)Based solely on information contained in a Schedule 13G/A filed with the SEC on February 16, 2021 by EcoR1 Capital, LLC, or EcoR1 LLC. Represents (i) 382,133 shares of common stock held by EcoR1 LLC, and (ii) 2,403,444 shares of common stock held by EcoR1 Capital Fund Qualified, L.P., or EcoR1 Qualified. EcoR1 LLC, is the general partner of EcoR1 Qualified and may be deemed to indirectly beneficially own the shares held by EcoR1 Qualified. Oleg Nodelman is the managing member of EcoR1 LLC and may be deemed to have sole voting and dispositive power over the shares held by EcoR1 LLC and EcoR1 Qualified. Mr. Nodelman disclaims beneficial ownership of the shares held by EcoR1 LLC and EcoR1 Qualified except to the extent of his pecuniary interest therein. The address of EcoR1 LLC and EcoR1 Qualified is 357 Tehama Street #3, San Francisco, California 94103.

(2)Based solely on information contained in a Schedule 13G/A filed with the SEC on February 8, 2021 by FMR LLC. Represents 4,668,745 shares of common stock held by FMR LLC as of December 31, 2020. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)Based solely on information contained in a Schedule 13D/A filed with the SEC on March 11, 2021 by Novo Holdings A/S, or Novo. Represents 2,645,446 shares of common stock beneficially held by Novo, as of March 3, 2021. Nilesh Kumar, a member of our board of directors, is a partner of Novo Ventures (US) Inc., which is a wholly-owned subsidiary of Novo. Dr. Kumar has no voting or dispositive power over the shares held by Novo and is not deemed to beneficially own such shares. The Novo board, comprised of Viviane Monges, Jeppe Christiansen, Steen Riisgaard, Lars Rebien Sorensen, Jean-Luc Butel, Poul Carsten Stendevad and Francis Cuss, exercises voting and dispositive power over these shares only with the support of a majority of the Novo board. As such, no individual member of the Novo board is deemed to beneficially own these shares. Each of such individuals disclaims beneficial ownership of all shares held by Novo. The address of Novo Holdings A/S is Tuborg Havnevej 19, 2900 Hellerup, Denmark.

(4)Represents 2,258,857 shares of common stock held by Omega Fund V, L.P., or Omega L.P. Otello Stampacchia, Richard Lim, Claudio Nessi and Anne-Mari Paster are the directors of Omega Fund V GP Manager, Ltd., or Omega Manager, which is the sole general partner of Omega Fund GP, L.P., or Omega GP, which is the sole general partner of Omega L.P. Messrs. Stampacchia, Lim and Nessi and Ms. Paster may be deemed to share voting and dispositive power over the shares held by Omega L.P. Each of such individuals, together with Omega GP and Omega Manager, disclaims beneficial ownership of the shares held by Omega L.P. except to the extent of their pecuniary interest therein. The address of Omega Fund V, L.P. is 185 Dartmouth Street, Suite 502, Boston, Massachusetts 02116. Dr. Stampacchia has resigned from the Board, effective April 27, 2021.

(5)Polaris Management Company VII, L.L.C., or PP GP VII, is the general partner of each of PP VII and PEF VII. PP GP VII may be deemed to have sole voting and investment power with respect to the shares owned by each of PP VII and PEF VII and disclaims beneficial ownership of these securities, except to the extent of its pecuniary interest therein. Amir Nashat, a member of our board of directors, Brian Chee, David Barrett, Bryce Youngren, Jonathan Flint and Terrance McGuire are the managing members of PP GP VII. Each of these managing members may be deemed to share voting and dispositive power over the shares held by each of PP VII and PEF VI. Each of these managing members disclaims beneficial ownership of such shares, except to the extent of their pecuniary interests therein. The address of Polaris Partners is One Marina Park Drive, 10th Floor, Boston, Massachusetts 02210.

(6) Represents (i) 4,565,191 shares of common stock held directly, (ii) 42,873 shares of common stock held by Dr. Springer's spouse, (iii) 214,367 shares of common stock held by Springer-Lu Family 2004 Irrevocable Trust dated March 29, 2004, Fiduciary Trust Company of New England LLC, Trustee, over which shares Dr. Springer has no voting or dispositive control, (iv) 475,019 shares of common stock held by TAS Partners LLC, of which Dr. Springer is manager and has sole voting and dispositive control, and (v) 45,928 shares underlying option to purchase common stock that are exercisable within 60 days of April 1, 2021.

(7)Represents (i) 4,206 shares of common stock held directly, (ii) 614,474 shares of common stock held by The Praveen P. Tipirneni Irrevocable Trust of 2019, the trustee of whom is Dr. Tipirneni's spouse, of which 15,273 shares are subject to a right of repurchase as of April 1, 2021, and (ii) 320,571 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2021.

(8)Represents (i) 6,379 shares of common stock and (ii) 68,016 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2021.

(9)Represents (i) 10,600 shares of common stock and (ii) 59,952 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2021.

(10)Represents 12,750 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2021.

(11)Represents (i) 100,517 shares of common stock and (ii) 12,750 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2021.

(12)Represents (i) 1,000 shares of common stock and (ii) 12,750 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2021. Mr. Goyal will not stand for reelection at the 2021 Annual Meeting, and therefore will cease to be a member of the Board or any committee there of immediately prior to the 2021 Annual Meeting.

(13)Ms. Gray was appointed to the Board as of April 27, 2021.

(14)Represents (i) 12,750 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2021, (ii) 2,171,067 shares of common stock held by Polaris Partners VII, L.P., or PP VII, and (iii) 151,879 shares of common stock held by Polaris Partners Entrepreneurs Fund VII, L.P., or PEF VII. Polaris Management Company VII, L.L.C., or PP GP VII, is the general partner of each of PP VII and PEF VII. PP GP VII may be deemed to have sole voting and investment power with respect to the shares owned by each of PP VII and PEF VII and disclaims beneficial ownership of these securities, except to the extent of its pecuniary interest therein. Amir Nashat, a member of our board of directors, Brian Chee, David Barrett, Bryce Youngren, Jonathan Flint and Terrance McGuire are the managing members of PP GP VII. Mr. Nashat, as a managing members may be deemed to share voting and dispositive power over the shares held by each of PP VII and PEF VI but disclaims beneficial ownership of such shares, except to the extent of his pecuniary interests therein.

(15)Represents (i) 6,667 shares of common stock and (ii) 12,750 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2021.

(16)Represents (i) 12,750 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2021 and (ii) 2,258,857 shares of common stock held by Omega Fund V, L.P., or Omega L.P. Mr. Stampacchia, Richard Lim, Claudio Nessi and Anne-Mari Paster are the directors of Omega Fund V GP Manager, Ltd., or Omega Manager, which is the sole general partner of Omega Fund GP, L.P., or Omega GP, which is the sole general partner of Omega L.P. Messrs. Stampacchia, Lim and Nessi and Ms. Paster may be deemed to share voting and dispositive power over the shares held by Omega L.P. Mr. Stampacchia disclaims beneficial ownership of the shares held by Omega L.P. except to the extent of his pecuniary interest therein. Dr. Stampacchia has resigned from the Board, effective April 27, 2021.

(17)Represents (i) 10,735,085 shares of common stock, of which 33,021 shares are subject to a right of repurchase as of April 1, 2021 and (ii) 935,742 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2021.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of April 15, 2021:

Name	Age	Position(s)
Praveen P. Tipirneni, M.D.	52	President, Chief Executive Officer and Director
Marc Schegerin, M.D.	45	Chief Financial Officer and Chief Operating Officer
Peter G. Linde, M.D.	54	Chief Medical Officer
Bruce N. Rogers, Ph.D.	52	Chief Scientific Officer
William D. DeVaul, Esq.	50	General Counsel and Secretary
Robert E. Farrell, Jr. CPA	55	Senior Vice President of Finance and Chief Accounting Officer
Praveen P. Tipirneni, M.D. has served as our President and Chief Executive Officer and a member of our board of directors since July 2015. Dr. Tipirneni’s biographical information is set forth above under the heading “Proposal No. 1 Election of Class I Directors – Continuing Directors.”
Marc Schegerin, M.D. has served as our Chief Financial Officer and Chief Operating Officer since April 2020. He has served in various positions at ArQule, Inc. a biotechnology company, since April 2018, including as the Chief Financial Officer from March 2019 to January 2020. Prior to ArQule, Dr. Schegerin served as Director at Citi Healthcare Investment Banking from June 2016 to April 2018, and as the Vice President of Investment Banking of Bank of America Merrill Lynch from August 2014 to June 2016. Prior to this, Dr. Schegerin served as the Senior Director of Sage Therapeutics, Inc., a pharmaceutical company, from 2013 to 2014, as the Program Director of Biogen Idec. from 2009 to 2013, and as an Associate of Goldman Sachs, from 2007 to 2008. Dr. Schegerin received his Master’s in Business Administration and Medical Doctorate from Dartmouth.
Peter G. Linde, M.D., has served as our Chief Medical Officer since March 2020. He has served as Vice President of medical research at Acceleron Pharma, Inc. since July 2016. Prior to Acceleron, Dr. Linde served as Global Project Leader, Development at AbbVie Inc. from September 2011 to June 2016 and as Senior Director of Clinical Research at FibroGen, Inc. from 2010 to 2011. Prior to this, Dr. Linde served as Co-Founder and President of Triaxis Medical Devices, Inc., a medical device company, from 2008 to 2010. Dr. Linde received his bachelor’s degrees in Chemical Engineering and Applied Biology from the Massachusetts Institute of Technology and his Medical Doctorate from Stanford University School of Medicine.
Bruce N. Rogers, Ph.D. has served as our Chief Scientific Officer since January 2016. From June 2014 to January 2016, Dr. Rogers served as the Head of Neuro-Opportunities at Pfizer Inc. Prior to that position, Dr. Rogers held positions of increasing responsibility within the medicinal chemistry organization at Pfizer Global R&D since August 2003. Dr. Rogers started his career in the private sector at Pharmacia & Upjohn Company LLC as a scientist from September 1998 to August 2003. Dr. Rogers received a B.A. in Chemistry from the University of Minnesota, a Ph.D. in Organic Chemistry from the University of California at Irvine and was a National Institutes of Health postdoctoral fellow at the University of California.
William D. DeVaul, Esq. has served as our General Counsel and Secretary since February 2019. From May 2015 to February 2019, he served as Vice President, Head of Intellectual Property at Evelo Biosciences, Inc., a biotechnology company. Prior to Evelo, Mr. DeVaul served Cubist Pharmaceuticals in various positions from December 2003 to February 2015, including most recently as Deputy Chief Intellectual Property Counsel. Mr. DeVaul earned a J.D. from Boston University School of Law and a B.A. in Biochemistry from Columbia University.
Robert E. Farrell, Jr., CPA has served as our Vice President of Finance and Operations and Treasurer since June 2015 and was promoted to Senior Vice President of Finance and Chief Accounting Officer in January 2020. From March 2015 to June 2015, Mr. Farrell worked as an independent consultant. From April 2009 to March 2015, Mr. Farrell served as Vice President of Finance and Administration and Treasurer of Genocea Biosciences Inc. Previously, Mr. Farrell served in various senior level financial positions at Oscient Pharmaceuticals Corp., Magen Biosciences, Inc. and NeoGenesis Pharmaceuticals, Inc. Mr. Farrell received a B.S. in Accounting from Bentley University.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2020 and 2019. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2020, were:

•	Praveen P. Tipirneni, M.D., President and Chief Executive Officer;
•	Marc Schegerin, M.D., Chief Financial Officer and Chief Operating Officer; and
•	Peter G. Linde, M.D., Chief Medical Officer

We refer to these individuals as our “named executive officers.”
Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2020 and 2019, all amounts are in dollars:

Name	Year	Salary	Bonus (a)	Stock Awards (b)	Option Awards (c)	Non-equity Incentive Plan Compensation (d)	All Other Compensation (e)	Total
Praveen P. Tipirneni, M.D.	2020	558,900	—	—	2,876,954	368,874	8,550	3,813,278
President and Chief Executive Officer	2019	497,713	—	—	—	282,150	8,368	788,231

Marc Schegerin, M.D. (1)	2020	310,423	125,000	—	2,307,211	153,115	8,550	2,904,299
Chief Financial Officer and Chief Operating Officer

Peter G. Linde, M.D. (2)	2020	344,375	225,000	717,775	1,345,397	151,967	8,550	2,793,064
Chief Medical Officer

(1)
Dr. Schegerin joined the Company as Chief Financial Officer and Chief Operating Officer in April 2020. Dr. Schegerin’s salary for the fiscal year ended December 31, 2020 represents his annual base salary of $420,000 on a pro-rated basis to reflect his partial year of service as our Chief Financial Officer and Chief Operating Officer.

(2)
Dr. Linde joined the Company as Chief Medical Officer in March 2020. Dr. Linde’s salary for the fiscal year ended December 31, 2020 represents his annual base salary of $435,000 on a pro-rated basis to reflect his partial year of service as our Chief Medical Officer.

(a)	The amounts reported in the Bonus column reflect signing bonuses paid in 2020 with respect to Drs. Schegerin and Linde joining the Company.
(b)	The amounts reported in the Stock Awards column for fiscal year 2020 reflect the aggregate grant date fair value of restricted stock units granted to Dr. Linde during 2020, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the named executive officer upon vesting of the stock awards. Assumptions used in the calculation of these amounts are included in Note 8 to the consolidated financial statements included in our 2020 Annual Report on Form 10-K.
(c)	The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the named executive officers during the years ended December 31, 2020 and 2019 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 8 to the audited consolidated financial statements included in this Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.
(d)	For additional information regarding the non-equity incentive plan compensation, see "— Non-equity Incentive Plan Awards" below.
(e)	The amounts reported in the All Other Compensation column for Drs. Tipirneni, Schegerin and Linde reflect 401(k) contributions paid by us on behalf of each named executive officer.

Non-equity Incentive Plan Awards
Annual bonuses for our executive officers are based on the achievement of corporate and, for all of the executive officers other than our Chief Executive Officer, individual performance objectives. For 2020 and 2019, the corporate performance objectives included advancing our MORF-057 and MORF-720 development candidates and raising capital. In January 2021 and December 2019, based on the achievement of these corporate performance objectives and satisfaction of individual performance goals, our board of directors determined to award bonuses equal to 120% and 95% of target, respectively.

Outstanding Equity Awards at 2020 Fiscal Year-End Table

		Option Awards				Stock Awards

Name	Vesting Commencement Date of Option Award or Stock Award	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Restricted Stock That Have Not Vested ($)(1)
Praveen P. Tipirneni, M.D.	2/18/2020 (2)	56,947	216,403	15.42	2/18/2030	—	—
President and Chief Executive Officer	12/14/2018 (3)	231,782	231,768	4.32	12/14/2028	—	—
	12/11/2017 (4)	—	—	—	—	20,364	683,212

Marc Schegerin, M.D.	4/6/2020 (5)	—	225,600	15.00	4/6/2030	—	—
Chief Financial Officer and Chief Financial Officer

Peter G. Linde, M.D.	3/16/2020 (6)	—	181,840	10.84	3/16/2020	—	—
Chief Medical Officer	3/16/2020 (7)	—	—	—	—	45,460	1,525,183
	3/16/2020 (8)	—	—	—	—	20,756	696,364

(1)	Based on the closing price of our common stock on December 31, 2020 of $33.55 per share.
(2)	The outstanding options were granted under our 2019 Plan and vest in 48 equal monthly installments over the four-year period following the vesting commencement date. The options are also subject to acceleration of vesting upon a qualifying termination of employment in connection with a change in control, which is described in greater detail in the Employee Offer Letters section below.
(3)	The outstanding options were granted under our 2018 Plan and vest in 48 equal monthly installments over the four-year period following the vesting commencement date. The options are also subject to acceleration of vesting upon a qualifying termination of employment in connection with a change in control, which is described in greater detail in the Employee Offer Letters section below.
(4)	Stock award totals represent shares of our restricted common stock received by Dr. Tipirneni officer upon the exchange of his incentive units in Morphic Holding, LLC in connection with the conversion of Morphic Holding, LLC into a corporation, with such value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. The shares of restricted common stock are subject to acceleration upon a qualifying termination of employment in connection with a change in control, which is described in greater detail in the Employee Offer Letters section below.
(5)	The outstanding options vest as follows: 25% vest on April 6, 2021, with the remaining 75% vesting in equal monthly installments for the next 36 months thereafter.
(6)	The outstanding options vest as follows: 25% vest on March 16, 2021, with the remaining 75% vesting in equal monthly installments for the next 36 months thereafter.

(7)	The unvested restricted stock units vest 25% on each of March 16, 2021, March 16, 2022, March 16, 2023 and March 16, 2024, subject to Dr. Linde's continued employment with the Company on each vesting date.
(8)	The unvested restricted stock units vests 50% on March 16, 2021 and the remaining 50% vest on September 16, 2021, subject to Dr. Linde's continued employment with the Company on each vesting date.

Employee Offer Letters
Offer Letters
We have entered into amended and restated offer letters with each of our named executive officers effective on the day immediately prior to the effectiveness of the registration statement filed in connection with the IPO and which provide for at-will employment and include each named executive officer's base salary, discretionary annual incentive bonus opportunity, and standard employee benefit plan participation. The offer letters also provide that the executives will be eligible to receive certain benefits under the Change in Control and Severance Agreement entered into between us and each named executive officer, as described below.
Change in Control Severance Agreements
We have entered into Change in Control and Severance Agreements with each of our named executive officers.
These agreements provide for benefits upon either a termination by us of the executive officer's employment without "cause" or a resignation by the executive officer for "good reason" (each as defined in the Change in Control and Severance Agreement and as described below). We refer to either of these terminations as a "qualifying termination." The benefits provided under the Change in Control and Severance Agreements vary depending on whether the executive officer is subject to a qualifying termination within a period commencing three months prior to a "change in control" (as defined in the Severance and Change in Control Agreement) and ending 12 months following such change of control, which period we refer to as the change in control period.
If a qualifying termination occurs prior to or after the change of control period, subject to the executive officer's timely execution and non-revocation of a release of claims, the executive officer will be entitled to:
•12 months' continued payment of base salary, in the case of Dr. Tipirneni and 9 months' continued payment of base salary in the case of Messrs. Schegerin and Linde; and
•if the executive officer elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, payment of the premiums for his continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 12 months in the case of Dr. Tipirneni and Mr. Schegerin and up to 9 months in the case of Mr. Linde.
If a qualifying termination occurs during the change of control period, subject to the executive officer's timely execution and non-revocation of a release of claims, the executive officer will be entitled to:
•18 months of base salary, in the case of Dr. Tipirneni and 12 months of base salary in the case of Messrs. Schegerin and Linde, payable in a lump sum on the first business day occurring after the 60th day following such termination of employment;
•150% of the executive's target bonus, in the case of Dr. Tipirneni, and 100% of the executive's target bonus in the case of Messrs. Schegerin and Linde, payable in a lump sum on the first business day occurring after the 60th day following such termination of employment;
•if the executive officer elects to continue his health insurance coverage under COBRA, payment of the premiums for his continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 18 months in the case of Dr. Tipirneni and up to 12 months in the case of Messrs. Schegerin and Linde; and
•full acceleration of each of the executive officer's then-outstanding but unvested equity awards, provided that the grant agreement for any performance-based equity awards may provide for alternative treatment upon a qualifying termination in the change in control period and, absent any such provision for alternative treatment, any performance-based awards, if any, will be deemed to have been achieved "at target."
Each named executive officer will also be entitled to any earned but unpaid bonus for any performance periods that have been completed as of the date of such executive officer's termination of employment, for any terminations of employment other than a termination of employment for cause.
The Change in Control and Severance Agreements will be in effect for three years from the effective date, unless renewed, or earlier terminated, subject to certain limitations.
For purposes of the Change in Control and Severance Agreements, "cause" generally means the following:
•engaging in theft, fraud and/or dishonesty which, in the judgement of the board of directors could be harmful to us;
•gross negligence or willful misconduct in the performance of the executive's assigned duties;
•gross neglect or willful refusal to attend to the material responsibilities assigned to the executive;
•the executive's material breach of the Change in Control and Severance Agreement or the Non-Disclosure, Non-Competition and Assignment of Intellectual Property Agreement between the executive and us;
•conviction (or a plea of no contest or similar plea or the entry of an order or judgement that requires a determination of guilt or responsibility) of a felony or for any crime involving moral turpitude or dishonesty;
•knowingly providing or making untruthful or misleading statement to us, whether by commission or omission;
•any willful failure to carry out a specific written directive of our board of directors; or
•an intentional violation of any of our material policies or procedures, including without limitation, any equal employment opportunity or anti-harassment policies.
For purposes of the Change in Control and Severance Agreements, "good reason" generally means the following without the executive's prior written consent:
•a reduction in the amount of the executive's then-current salary;
•a material diminution in the executive's position, authority, duties, or responsibilities;
•the relocation of our headquarters or the executive's assigned place of work more than 45 miles from Boston, MA; or
•any material failure by us to comply with any of the provisions of the Change in Control and Severance Agreement or any offer letter or employment agreement between the executive and us.
Restrictive Covenants
Each of our named executive officers has also entered into a Non-Disclosure, Non-Competition and Assignment of Intellectual Property Agreement with us, which agreement contains 12-month post-termination non-competition and non-solicitation covenants.
Other Benefits
Our named executive officers are eligible to participate in our employee benefit plans on the same basis as our other employees, including our health and welfare plans.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information, as of December 31, 2020, concerning securities authorized for issuance under all of our equity compensation plans: our 2018 Stock Incentive Plan, which terminated when we adopted the 2019 Equity Incentive Plan, or EIP, and the 2019 Employee Stock Purchase Plan, or the ESPP.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,352,095	$12.22	1,933,717 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	4,352,095	$12.22	1,933,717

(1)	The weighted average exercise price does not take into account the shares subject to outstanding RSUs, which have no exercise price.
(2)	Represents 1,417,918 shares available for issuance under our the EIP, which plan permits the grant of incentive and non-qualified stock options, stock appreciation rights, restricted stock, stock awards and restricted stock units; and 515,799 shares available for issuance under the ESPP. The EIP and ESPP each contain an “evergreen” provision, pursuant to which on January 1st of each year we automatically added 4% and 1% of our shares of common stock outstanding on the preceding December 31st to the shares reserved for issuance, respectively. In addition, pursuant to a “pour over” provision in our EIP, options that were cancelled, expired or terminated under the 2018 Stock Incentive Plan were added to the number of shares reserved for issuance under our EIP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the sections entitled "Management" and "Executive Compensation," the following is a description of each transaction since January 1, 2019 and each currently proposed transaction in which:

•we have been or are to be a participant;
•the amounts involved exceeded or will exceed the lesser of $120,000 and 1% of our total assets; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member of the foregoing persons, had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under the section entitled "Executive Compensation."

Transactions with Timothy A. Springer, Ph.D.

In June 2015, we entered into a consulting agreement, or the Springer Agreement, with Timothy A. Springer, Ph.D., a director on our Board, to provide advisory services related to our research and development programs, intellectual property development, strategic planning, our Scientific Advisory Board and other related services. Pursuant to the Springer Agreement, we paid an annual consulting fee of $80,000. The Springer Agreement expired on June 1, 2019.

In April 2019, we granted to Dr. Springer a stock option to purchase 4,287 shares of our common stock, with an exercise price of $7.76 per share, in connection with his services as a member of our Scientific Advisory Board.

In November 2019 we entered into a sponsored research agreement with Institute for Protein Innovation, Inc. (IPI), a non-profit organization at which Dr. Springer, a member of the Company’s Board of Directors, serves as an executive officer. Pursuant to the terms of the agreement, IPI will conduct agreed upon research activities; upon completion of the research activities, we will have the option to exclusively license IPI’s interest in any product invention resulting in such research. In connection with the research activities performed by IPI, it is anticipated that we will pay IPI up to $0.6 million over a two year period; as of December 31, 2019 we have paid $0.3 million.

In December 2019, we entered into a consulting agreement with Dr. Springer to provide advisory services related to our research and development programs for a period of three years. Pursuant to the terms of the consulting agreement, we granted Dr. Springer a stock option to purchase 90,000 shares of our common stock with an exercise price of $15.72 per share.

Participation in our Initial Public Offering

Certain of our existing stockholders and their affiliated entities, including stockholders affiliated with certain of our directors, purchased an aggregate of 1,946,666 shares of our common stock in our initial public offering at the initial public offering price. The following table summarizes common stock purchased by affiliates of members of our board of directors and entities who held more than 5% of our outstanding capital stock at the time of the purchase:

Name of beneficial owner	Number of shares purchased in IPO
Artal Treasury Ltd.	500,000
Novo Holdings A/S	666,667
Omega Fund V, L.P.	133,333
Pfizer Entities	333,333
Polaris Entities	125,000
S.R. One, Limited	333,333

Participation in our Public Offering

Vikas Goyal, a current member of our board of directors, purchased 1,000 shares of our common stock, and TAS Partners LLC, an affiliate of Timothy Springer, a member of our board of directors, purchased 100,000 shares of our common stock, for an aggregate of 101,000 shares of our common stock in our March 2021 public offering at the public offering price.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee (or the committee composed solely of independent directors, if applicable) for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee (or the committee composed solely of independent directors, if applicable) will consider the relevant facts and circumstances available and deemed relevant to the audit committee (or the committee composed solely of independent directors, if applicable), including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.
ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Morphic Holding, Inc., 35 Gatehouse Drive, A2, Waltham, Massachusetts 02451.
To be timely for our company’s annual meeting of stockholders to be held in 2022 (2022 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on March 5, 2022 and not later than the close of business on April 2, 2022. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2022 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2022 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the date of our 2021 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices (1) not earlier than the close of business on the 105th day prior to the currently proposed annual meeting and (2) not later than the close of business on the later of the 75th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us.
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 Annual Meeting must be received by us not later than December 31, 2021 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2022 Annual Meeting the information required by applicable law and our bylaws.
Available Information
We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Morphic Holding, Inc.
35 Gatehouse Drive, A2,
Waltham, Massachusetts 02451
Attn: Investor Relations

The Annual Report on Form 10-K is also available at https://investor.morphictx.com/sec-filings.
“Householding” - Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting Computershare Trust Company, N.A., either by calling toll-free (800) 962-4284, or by writing to Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Morphic Holding, Inc., 35 Gatehouse Drive, A2, Waltham, Massachusetts 02451, Attn: Investor Relations, submit a request on our website at www.morphictx.com/contact or call Chris Erdman at (617) 686-1718.
Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.
OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Tuesday, June 15, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MORF2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Tuesday, June 15, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D53345-P53794

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

MORPHIC HOLDING, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of four Class II directors to our Board of Directors to serve until the 2024 annual meeting of stockholders:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gustav Christensen
02) Martin Edwards
03) Susannah Gray
04) Amir Nashat

The Board of Directors recommends you vote FOR the following:

NOTE: Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all party in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D53346-P53794

MORPHIC HOLDING, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2021 1:00 PM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder hereby appoints Praveen Tipirneni and William DeVaul, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Morphic Holding, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Time on Wednesday, June 16, 2021, online at www.virtualshareholdermeeting.com/MORF2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE